AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 29, 2023

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LAMAR ADVERTISING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	72-1449411
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5321 Corporate Boulevard, Baton Rouge, LA	70808
(Address of Principal Executive Offices)	(Zip Code)

2019 Employee Stock Purchase Plan

(Full title of the plan)

Sean E. Reilly

Chief Executive Officer

Lamar Advertising Company

5321 Corporate Boulevard

Baton Rouge, Louisiana 70808

(Name and address of agent for service)

(225) 926-1000

(Telephone number, including area code, of agent for service)

Copy to:

Megan B. Foscaldi, Esq.

Locke Lord LLP

111 Huntington Ave, 9th floor

Boston, MA 02199

617-239-0282

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

☒	Large accelerated filer	☐	Accelerated filer

☐	Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company

		☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8, Lamar Advertising Company (the “Company”) incorporates by reference into this Registration Statement the contents of its registration statement filed on Form S-8 on July 17, 2019 (File No. 333-232686) relating to its 2019 Employee Stock Purchase Plan (the “Plan”), except as expressly modified herein.

The number of shares of Class A Common Stock of the Company available for delivery under the Plan is subject to an automatic annual increase on the first day of each fiscal year of the Company equal to the least of (i) 500,000 shares, (ii) one-tenth of one percent of the total number of shares of Class A Common Stock outstanding on the last day of the preceding fiscal year, and (iii) a lesser amount determined by the Board of Directors. This Registration Statement registers the 87,327 additional shares of Class A Common Stock resulting from the automatic annual increase for fiscal year 2023, the 86,853 additional shares of Class A Common Stock resulting from the automatic annual increase for fiscal year 2022, the 86,490 additional shares of Class A Common Stock resulting from the automatic annual increase for fiscal year 2021 and the 86,093 additional shares of Class A Common Stock resulting from the automatic annual increase for fiscal year 2020.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Amended and Restated Certificate of Incorporation of Lamar Advertising Company (the “Company”). Previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 1-36756) filed on November 19, 2014 and incorporated herein by reference.

4.2	Certificate of Merger, effective as of November 18, 2014. Previously filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 1-36756) filed on November 19, 2014 and incorporated herein by reference.

4.3	Amended and Restated Bylaws of the Company. Previously filed as Exhibit 3.3 to the Company’s Current Report on Form 8-K (File No. 1-36756) filed on November 19, 2014 and incorporated herein by reference.

4.4	Specimen certificate for the shares of Class A common stock of the Company. Previously filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K (File No. 1-36756) filed on November 19, 2014 and incorporated herein by reference.

5.1	Opinion of Locke Lord LLP as to the legality of the securities registered hereunder. Filed herewith.

23.1	Consent of KPMG LLP, an independent registered public accounting firm. Filed herewith.

23.2	Consent of Locke Lord LLP. Included in its opinion filed as Exhibit 5.1.

24.1	Power of Attorney (included in the signature page hereto).

99.1	2019 Employee Stock Purchase Plan. Previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 1-36756) filed on June 5, 2019 and incorporated herein by reference.

107.1	Filing Fee Exhibit. Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Baton Rouge, State of Louisiana, on March 29, 2023.

LAMAR ADVERTISING COMPANY

By:	/s/ Sean E. Reilly
Sean E. Reilly
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Lamar Advertising Company, hereby severally constitute and appoint Sean E. Reilly and Jay L. Johnson, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Lamar Advertising Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Sean E. Reilly Sean E. Reilly	President and Chief Executive Officer (Principal Executive Officer)	March 29, 2023

/s/ Jay L. Johnson Jay L. Johnson	Chief Financial Officer (Principal Financial and Accounting Officer)	March 29, 2023

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	March 29, 2023

/s/ Nancy Fletcher Nancy Fletcher	Director	March 29, 2023

/s/ John E. Koerner, III John E. Koerner, III	Director	March 29, 2023

/s/ Marshall A. Loeb Marshall A. Loeb	Director	March 29, 2023

/s/ Stephen P. Mumblow Stephen P. Mumblow	Director	March 29, 2023

/s/ Anna Reilly Anna Reilly	Director	March 29, 2023

/s/ Wendell Reilly Wendell Reilly	Director	March 29, 2023

/s/ Thomas V. Reifenheiser Thomas V. Reifenheiser	Director	March 29, 2023

/s/ Elizabeth Thompson Elizabeth Thompson	Director	March 29, 2023